, AMENDMENT NO. 1 TO

PROMISSORY NOTE DATED OCTOBER 1, 2014

THIS AMENDMENT NO. 1 (“Amendment”) to 6% Unsecured Convertible Promissory Note dated October 1, 2014 (“Note”) is made effective the 10th day of March, 2015 by and between MAGELLAN GOLD CORPORATION, a Nevada corporation (“Magellan”) and CLIFFORD L. NEUMAN (“Neuman”).

WITNESSETH:

WHEREAS, Magellan and Neuman desire to amend and modify the Note as provided for hereinbelow.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained the parties agree as follows:

1.

The following sections are amended, in their entirety, to read as follows:

“THIS NOTE is a duly authorized issued Note of  MAGELLAN GOLD CORPORATION, a Nevada corporation, (the “Company” or “Maker”), designated as its 6% Convertible Notes (the “Notes”) due on five (5) days’ written demand by Holder (the “Maturity Date”), in an aggregate principal amount of $51,531.88 plus accrued and unpaid interest.”

“FOR VALUE RECEIVED, the Company promises to pay to CLIFFORD L. NEUMAN, the registered holder hereof (the "Holder"), the principal sum of Fifty One Thousand Five Hundred Thirty-One and 88/100  Dollars (US $51,531.88)  and to pay interest on the principal sum outstanding from time to time in arrears at the rate of 6% per annum, accruing from October 1, 2014, the date of initial issuance of this Note (the “Issue Date”).  Accrual of interest shall commence on the first such business day to occur after the Issue Date and shall continue to accrue, compounding quarterly, until payment in full of the principal sum and accrued and unpaid interest have been made or duly provided for.”

2.

Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the Note.  References to paragraph designations shall refer to designated provisions of the Note as they currently exist.

3.

The parties hereby confirm that the Note, as amended is in full force and effect.  In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the Note, the provisions of this Amendment shall control.

IN WITNESS WHEREOF, the parties have signed this Amendment the date and year first above written.

MAGELLAN GOLD CORPORATION

By:

/s/ John C. Power

/s/  Clifford L. Neuman

Name:

John C. Power

Clifford L. Neuman